ARC Q3 Results Expected to Include More Than 10% Increase in Sequential Sales, Adjusted EBITDA in Excess of $12 Million, and Reinstatement of Dividend Based on Strong Cash Flows

SAN RAMON, CA / ACCESSWIRE / October 19, 2020 / ARC Document Solutions, Inc. (NYSE:ARC), a leading national digital print and graphics imaging provider, today announced its third quarter expectations for significant quarterly increases in sales and earnings and continuing strength in cash flow from operations. Management also plans to reinstate dividends and share repurchases. ARC's 2020 third quarter earnings report will be presented on November 4, 2020.
“The market for signage, color and environmental graphics is proving to be robust, as we expected. After reconfiguring the business earlier this year, we are positioned perfectly to take advantage of these sales trends and leverage our lower cost structure,” said Suri Suriyakumar, CEO of ARC. “After testing the integrity of our strong cash flows for the past two quarters, I am also pleased with our plans to reinstate our dividend and stock repurchase programs before the end of the year.”
The company expects to report third quarter revenue in excess of $70 million. Adjusted EBITDA is expected to be more than $12 million, beating its year-over-year performance and exceeding its second quarter performance by more than a million dollars. Based on its continuing strong cash flow performance, ARC is reviewing the timing for the reinstatement of its four-cent annual dividend, as well as a continuation of share repurchases in the open market.
ARC’s Recent Reconfiguration
On August 4, 2020, during the Company's second quarter earnings report, ARC announced significant changes to the Company's sales and marketing, operations, finance, technology, and corporate functions. Its stated goal was to create the potential for new growth by focusing on a resurgence of digital printing and graphic imaging, and to remove redundant capacity, assets, and infrastructure associated with business lines that had become less relevant over time.
ARC 2020 Q3 Earnings Report
ARC will hold a conference call to discuss its third quarter 2020 results on Wednesday, November 4, 2020, at 2 P.M. Pacific Time (5 P.M. Eastern Time). The Company's related press release will also be issued on November 4, 2020, after the market close.
To access the live audio call, dial (833) 968-2212. International callers may join the conference by dialing (778) 560-2897. The conference code is 6392324 and will be required to dial in to the call. A live webcast will also be made available on the investor relations page of ARC Document Solution's website at http://ir.e-arc.com. A replay of the webcast will be available on the website following the call's conclusion.
About ARC Document Solutions (NYSE: ARC)
ARC provides a wide variety of document distribution and graphic production services to facilitate communication for professionals in the design, marketing, commercial real estate, construction and related fields. Follow ARC at www.e-arc.com.

Forward-Looking Statements
This press release contains forward-looking statements that are based on current opinions, estimates and assumptions of management regarding future events and the future financial performance of the Company, including forward-looking statements related to the impact of the COVID-19 pandemic on the Company's operations. Words and phrases such as “expectations for significant quarterly increases,” “plans to reinstate dividends and share repurchases,” “positioned perfectly to take advantage of these sales trends and leverage our lower cost structure,” and similar expressions identify forward-looking statements and all statements other than statements of historical fact, including, but not limited to, any projections regarding earnings, revenues and financial performance of the Company, could be deemed forward-looking statements. We caution you that such statements are only predictions and are subject to certain risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. In addition to matters affecting the construction, managed print services, document management or reprographics industries, or the economy generally, factors that could cause actual results to differ from expectations stated in forward-looking statements include, among others, the factors described in the caption entitled "Risk Factors" in Item 1A in ARC Document Solution's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, Quarterly Reports on Form 10-Q, and other periodic filings and prospectuses. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

CONTACT:
David Stickney
VP Corporate Communications & IR
+1-925-949-5114